Exhibit 4: Segment Information - Nine Months Ended September 30, 2005

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Pisco		Others
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	122,683	111,196	30,944	29,228	93,345	85,704	59,927	59,428	18,899	5,999	5,889	4,205
Other products	1,693	1,424	214	306	370	255	5,220	3,302	243	12	0	0
Total	124,376	112,620	31,157	29,534	93,715	85,960	65,148	62,730	19,142	6,011	5,889	4,205
% change	10.4%		5.5%		9.0%		3.9%		218.5%		40.0%

Cost of sales	(46,463)	(42,987)	(16,351)	(16,394)	(45,256)	(40,786)	(44,628)	(41,548)	(13,615)	(4,608)	(3,167)	(972)
% of sales	37.4%	38.2%	52.5%	55.5%	48.3%	47.4%	68.5%	66.2%	71.1%	76.7%	53.8%	23.1%

SG&A	(47,805)	(41,961)	(14,610)	(14,432)	(40,469)	(38,956)	(17,366)	(17,190)	(7,905)	(3,281)	(1,628)	(1,100)
% of sales	38.4%	37.3%	46.9%	48.9%	43.2%	45.3%	26.7%	27.4%	41.3%	54.6%	27.6%	26.2%

Operating profit	30,108	27,673	197	(1,292)	7,990	6,218	3,154	3,991	(2,378)	(1,878)	1,094	2,132
% change	8.8%		NM		28.5%		-21.0%		-26.6%		-48.7%
% of sales	24.2%	24.6%	0.6%	-4.4%	8.5%	7.2%	4.8%	6.4%	-12.4%	-31.2%	18.6%	50.7%

Depreciation	13,980	13,845	3,776	4,602	7,648	9,116	3,344	3,453	591	192	800	839
Amortization	3	3	119	142	2	2	270	154	0	0	0	0
EBITDA	44,091	41,520	4,093	3,451	15,641	15,336	6,768	7,598	(1,787)	(1,686)	1,894	2,971
% change	6.2%		18.6%		2.0%		-10.9%		-6.0%		-36.3%
% of sales	35.4%	36.9%	13.1%	11.7%	16.7%	17.8%	10.4%	12.1%	-9.3%	-28.0%	32.2%	70.7%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Pisco
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
VOLUMES & PRICING
					Total**		Total		Total
Volume (HLs)	2,782,687	2,540,696	1,508,445	1,406,214	3,316,234	3,060,100	704,257	708,694	144,693	49,451
% change	9.5%		7.3%		8.4%		-0.6%		192.6%

					Soft Drinks		Chile - Domestic
					2,278,319	2,240,514	394,584	372,499
					1.7%		5.9%
					Nectars		Chile - Bottled Exports
					319,467	276,954	280,995	315,589
					15.4%		-11.0%
					Mineral Water
					718,448	542,633	Argentina
					32.4%		28,678	20,606
							39.2%

* Volumes include exports of 39.624 HL (28.405 HL to Chile) and 32.641 HL (25.176 HL to Chile) in 2005 and 2004, respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 58.4 million and 53.9 million in 2005 and 2004, respectively.
*** Volumes do not include bulk volumes of 110.632 HL (90.707 HL from Chile exports and 19.925 HL from Argentina) and 85.719 HL (64.953 HL from Chile exports and 6.376 HL from Argentina ) in 2005 and 2004, respectively.
					Total		Total
Price (Ch$ / HL)	44,088	43,766	20,514	20,785	28,148	28,007	85,093	83,856	130,614	121,314
% change (real)	0.7%		-1.3%		0.5%		1.5%		7.7%

					Soft Drinks		Chile - Domestic
					27,623	27,576	60,377	53,462
					0.2%		12.9%
					Nectars		Chile - Bottled Exports
					41,452	42,217	118,723	117,981
					-1.8%		0.6%
					Mineral Water
					23,896	22,533	Argentina
					6.1%		95,646	110,650
							-13.6%